EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference Registration Statement on Form S-3 of our report dated December 23, 2019, with respect to our audits of the consolidated financial statements of GEE Group, Inc. as of September 30, 2019 and 2018 and for each of the years in the two year period ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

August, 7, 2020